Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-259072 on Form S-8 and Nos. 333-261466 and 333-257774 on Form S-1 of WM Technology, Inc. of our report dated February 25, 2022, relating to the consolidated financial statements of WM Technology, Inc., appearing in this Annual Report on Form 10-K of WM Technology, Inc. for the year ended December 31, 2021.

/s/ Baker Tilly US, LLP

Irvine, California
February 25, 2022